Exhibit 99.1

Air Industries Group Receives Notice from NYSE American Regarding Late Filing of Quarterly Report on Form 10-Q

November 29, 2023 04:30 PM Eastern Time

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI) (“Air Industries” or the “Company”) announced that on November 21, 2023, it received a notice from NYSE Regulation stating that the Company is not in compliance with the continued listing standards of the NYSE American (the “Exchange”) under the timely filing criteria set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The non-compliance results from the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Delinquent Report”) by the filing due date of November 20, 2023 (the “Filing Delinquency”).

In accordance with Section 1007 of the Company Guide, the Company will have six months from the date of the Filing Delinquency, or until May 20, 2024 (the “Initial Cure Period”), to file the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q during the Initial Cure Period, the Exchange may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-Q and any subsequent delayed filings with the SEC.

The Company has completed all internal procedures necessary for the preparation of its financial statements, is in the process of coordinating with its auditors to enable them to complete their review processes and is finalizing the preparation of the Form 10-Q and anticipates that the Form 10-Q will be filed in the foreseeable future.

Nothing has come to the attention of the Company during the ongoing preparation of its Form 10-Q that would cause it to change the financial information presented in the Form 12B-25 filed November 15, 2023.

During the Initial Cure Period and the Additional Cure Period, if applicable, the Company’s securities will continue to trade on the Exchange, subject to the Company’s compliance with other continued listing requirements, with a late filer (“.LF”) indicator.

AIR INDUSTRIES GROUP is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. Other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to timely file its periodic reports within the time periods permitted by the rules of the U.S. Securities and Exchange Commission. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com